UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 1, 2005

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina 29401
(Address of principal executive offices)

Registrant's telephone number (including area code): (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

          Section 5 -- Corporate Governance and Management

               Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

First Financial announced in a press release dated February 1, 2005 that at its Annual Meeting on January 27, 2005, shareholders elected Thomas J. Johnson, James C. Murray and D. Kent Sharples to the Board of Directors for a three-year term to expire January 2008.

          Section 7 -- Regulation FD

               Item 7.01 Regulation FD Disclosure

In the press release dated February 1, 2005 First Financial also announced that Shareholders ratified the adoption of the 2005 Stock Option Plan and the 2005 Performance Equity Plan at the Annual Meeting on January 27, 2005.

In addition, First Financial's press release dated February 1, 2005 reported that its Board of Directors has declared a regular quarterly cash dividend of $.23 per share. The dividend is payable February 25, 2005, to stockholders of record as of February 11, 2005.

          Section 9 -- Financial Statements and Exhibits

               Item 9.01 Financial Statements and Exhibits

                    (a) Not applicable.

                    (b) Not applicable.

                    (c) Exhibits

                         Exhibit (99.1). Press release dated February 1, 2005.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Susan E. Baham
Susan E. Baham
Executive Vice President, Chief Financial Officer
and Principal Accounting Officer

Date: February 1, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Financial Holdings, Inc. Declaration of Dividends and Results of Annual Meeting